UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report: June 25, 2018

(Date of earliest event reported)

GOLDRICH MINING COMPANY

(Exact name of registrant as specified in its charter)

Commission File Number: 001-06412

_____________________________________

Alaska (State or other jurisdiction of incorporation)	91-0742812 (IRS Employer Identification No.)

2607 Southeast Blvd, Suite B211

Spokane, Washington  99223

(Address of principal executive offices, including zip code)

(509) 535-7367

(Registrant’s telephone number, including area code)

 Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b–2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 3.02

Unregistered Sale of Equity Securities.

On June 25, 2018, Goldrich Mining Company (the “Registrant”) granted 1,850,000 shares of Common Stock from the Company’s Stock Incentive Plan in consideration of deferrals of salaries and fees to the Chief Executive Officer and Chief Financial Officer and to a manager for services rendered during recent periods while cash payments for services have been restricted due to the Company laboring under financial hardship. In addition, directors were given the choice to elect to receive shares in lieu of payment in cash for director fees. Six of seven independent directors elected to do so and a total payment of 3,292,292 shares of the Company’s Common stock, valued at the 20-day Volume Weighted Average Price of $0.028 per share, in lieu of cash were paid. No cash was raised for any shares granted and issued, but the Company was relieved of $91,298 of liabilities for director fees.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOLDRICH MINING COMPANY (Registrant)
Dated: June 26, 2018	By:	/s/ Ted R. Sharp
Ted R. Sharp Chief Financial Officer